Exhibit 21.1

Entity	Jurisdiction	Ownership
Puhui Wealth Investment Management Co., Ltd.	Cayman Islands	100%
PCZ Limited	British Virgin Islands	100%
HZF (HK) Limited	Hong Kong	100%
Beijing Rucong Enterprise Management and Advisory Co., Ltd. (“WFOE”)	People’s Republic of China	100%
Puhui Wealth Investment Management (Beijing) Co., Ltd. (“VIE” of WFOE)	People’s Republic of China	Variable Interest Entity
Qingdao Puhui Zhuoyue Investment Management Co., Ltd.	People’s Republic of China	100% owned by VIE
Shanghai Pucai Investment Management Co., Ltd.	People’s Republic of China	100% owned by VIE
Shanghai Ruyue Enterprise Management Consulting Co., Ltd. (“Shanghai Ruyue”)	People’s Republic of China	100% owned by VIE
Beijing Pusheng Management Consulting Co., Ltd.	People’s Republic of China	100% owned by VIE
Beijing Ruyue Haipeng Management Consulting Co., Ltd.	People’s Republic of China	60% owned by Shanghai Ruyue
Shanghai Hengshi Business Consulting Co., Ltd.	People’s Republic of China	60% owned by Shanghai Ruyue
Shanghai Shengshi Business Management Consulting Co., Ltd.	People’s Republic of China	60% owned by Shanghai Ruyue
Beijing Puhui Shanying Management Consulting Co., Ltd.	People’s Republic of China	60% owned by Shanghai Ruyue
Beijing Ruyue Jiahe Management Consulting Co., Ltd.	People’s Republic of China	60% owned by Shanghai Ruyue